EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                        200 South 6th Street, Suite 4000
                        Minneapolis, Minnesota 55402-1425

                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077



                                December 22, 2004



CorVu Corporation
3400 West 66th Street
Edina, Minnesota  55435

      Re: Registration Statement on Form S-8

Ladies/Gentlemen:

      We are acting as corporate counsel to CorVu Corporation (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 500,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1996 Stock Option Plan (the "Plan").

      In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1.    The Company's Articles of Incorporation, as amended.

      2.    The Company's Bylaws, as amended.

      3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan and the increase in the number of shares reserved for issuance thereunder.

      4.    The Plan.

      5.    The Registration Statement.

      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:
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      1.    The Shares are  validly  authorized  by the  Company's  Articles  of
            Incorporation, as amended.

      2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       FREDRIKSON & BYRON, P.A.


                                                       By  /s/ Barbara Muller
                                                           ---------------------
                                                           Barbara Muller